                                                                   EXHIBIT 23.02
                                                                   -------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan and 1997 Equity Incentive Plan of At Home Corporation of our report dated January 19, 1998, except for Note 10 as to which the date is March 18, 1998, with respect to the consolidated financial statements of At Home Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                         /s/Ernst & Young LLP



San Jose, California
July 23, 1998